Exhibit 10.4

Execution Version

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of [●], 2025, is made and entered into by and among Horizon Quantum Holdings Ltd., a Singapore public company limited by shares (the “Company”), dMY Squared Sponsor, LLC, a Delaware limited liability company (the “SPAC Sponsor”), the executive officers and directors of the SPAC (as defined below) as of immediately prior to the consummation of the transactions contemplated by the Business Combination Agreement (as defined below) (such executive officers and directors, together with the SPAC Sponsor, the “Sponsor Parties”), certain shareholders of the Company set forth on Schedule 1 hereto, and the executive officers and directors of the Company as of immediately following the consummation of the transactions contemplated by the Business Combination Agreement (such Company shareholders and executive officers and directors, collectively, the “Company Holders”) (each such Sponsor Party or Company Holder and any other Person (as defined below) who hereafter becomes a party to this Agreement, each a “Holder”, and, collectively, the “Holders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of September 9, 2025 (the “Business Combination Agreement”), by and among the Company, Horizon Quantum Computing Pte. Ltd., a Singapore private company limited by shares (“Horizon”), Rose Acquisition Pte. Ltd., a Singapore private company limited by shares and wholly-owned subsidiary of the Company, Horizon Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of the Company, and dMY Squared Technology Group, Inc., a Massachusetts corporation (the “SPAC”), pursuant to which, among other things, at the Amalgamation Effective Time (as defined in the Business Combination), Horizon and Rose Acquisition Pte. Ltd. amalgamated, with Horizon surviving as a wholly-owned subsidiary of the Company, and at the SPAC Merger Effective Time (as defined in the Business Combination Agreement) Horizon Merger Sub 2, Inc. merged with and into the SPAC, with the SPAC surviving as a wholly-owned subsidiary of the Company;

WHEREAS, as a result of the Business Combination, the Holders were issued securities of the Company, all on the terms and conditions set forth in the Business Combination Agreement;

[WHEREAS, on [●], 2025, the Company, SPAC, and Horizon entered into subscription agreements with certain accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase Company Ordinary Shares at a purchase price equal to the Closing Share Price (as defined in the Business Combination Agreement), for an aggregate cash amount of $[●]];1

WHEREAS, the Sponsor Parties and the SPAC are parties to that certain Registration Rights Agreement, dated as of October 4, 2022 (the “Prior Agreement”);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the parties to the Prior Agreement desire to terminate the Prior Agreement and all rights and obligations created pursuant thereto will be terminated;

WHEREAS, in connection with the Business Combination, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

[1]	Note to Draft: To be included if a Holder participates in the PIPE.

ARTICLE I

DEFINITIONS

1.1	Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which, in the good faith judgment of the Chief Executive Officer, the President, such other principal executive officer, the Chief Financial Officer, or the principal financial officer of the Company, after consultation with outside counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or Prospectus, as the case may be, and (c) the Company has (x) a bona fide business purpose for not making such information public or (y) determined the premature disclosure of such information would materially adversely affect the Company.

“Agreement” shall have the meaning given in the Preamble.

“A&R Constitution” means the amended and restated constitution of the Company, as may be amended, restated, or modified from time to time.

“Board” shall mean the board of directors of the Company.

“Block Trade” shall have the meaning given in subsection 2.5.1.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Claims” shall have the meaning given in subsection 4.1.1.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Company Class A Ordinary Shares” shall mean the Class A ordinary shares in the capital of the Company, entitling the holders thereof to one (1) vote per share on all matters on which the Company Ordinary Shares are entitled to vote, and with the other rights and preferences set forth in the A&R Constitution.

“Company Class B Ordinary Shares” shall mean the Class B ordinary shares in the capital of the Company which have economic rights (including dividend and liquidation rights) identical to those of the Company Class A Ordinary Shares but entitle the holders thereof to three (3) votes per share on all matters on which the Company Ordinary Shares are entitled to vote, and with the other rights and preferences set forth in the A&R Constitution.

“Company Ordinary Shares” shall mean, collectively, the Company Class A Ordinary Shares and the Company Class B Ordinary Shares.

“Demanding Holders” shall mean the applicable Holders having the right to make, and actually making, a written demand for an Underwritten Offering of Registrable Securities pursuant to subsection 2.1.5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Form F-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form F-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Holders” shall have the meaning given in the Preamble hereto.

“Lock-Up Period” shall mean either the Shares Lock-Up Period or Warrants Lock-Up Period as defined in this Section 1.1, as applicable given the relevant context.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.6.

“Minimum Amount” shall have the meaning given in subsection 2.1.5.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

“Other Coordinated Offering” shall have the meaning given in subsection 2.5.1.

“Permitted Transferees” shall mean a Person to whom the Holders party to the Lock-Up Agreement, dated as of [●], 2025 (the “Lock-Up Agreement”) are permitted to transfer Registrable Securities prior to the expiration of the applicable Lock-Up Period with respect to the Registrable Securities owned by such Holder pursuant to the terms of the Lock-Up Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency, or any other entity of whatever nature.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

[“PIPE Investment” shall have the meaning given in the Recitals hereto.]

“Prior Agreement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any Company Class A Ordinary Shares and Warrants held by a Holder as of the Closing Date (including the Company Class A Ordinary Shares issued or issuable upon the exercise of the Warrants, conversion of the Company Class B Ordinary Shares, or the exercise or conversion of any other equity security issued to a Holder pursuant to the terms of the Business Combination Agreement [and the PIPE Investment]2), (b) any Company Class A Ordinary Shares acquired by a Holder following the Closing Date to the extent that such shares are (i) “restricted securities” (as defined in Rule 144), (ii) held by an “affiliate” (as defined in Rule 144) of the Company, or (iii) otherwise cannot be sold pursuant to Rule 144 or any successor rule promulgated under the Securities Act with no volume or other restrictions or limitations as to the manner or timing of sale, and (c) any other equity security of the Company issued or issuable with respect to the securities referred to in the foregoing clauses (a)and (b) by way of a share dividend or share split or in connection with a consolidation of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (ii) (x) such securities shall have been otherwise transferred (other than to a Permitted Transferee), (y) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company to the Holder and (z) subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold, transferred, disposed of or exchanged without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations as to the manner or timing of sale); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

[2]	Note to Draft: To be included if a Holder participates in the PIPE.

“Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Company Class A Ordinary Shares or Warrants are then listed;

(b) fees and expenses of compliance with securities or blue-sky laws (including reasonable and documented fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone, delivery and road show or other marketing expenses;

(d) reasonable and documented fees and disbursements of counsel for the Company;

(e) reasonable and documented fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration;

(f) reasonable and documented fees and expenses of one (1) legal counsel selected by the Company to render any local counsel opinions in connection with the applicable Registration; and

(g) in an Underwritten Offering, Block Trade or Other Coordinated Offering, the reasonable and documented fees and expenses of one (1) legal counsel (not to exceed $50,000 in the aggregate for each Registration without the prior written approval of the Company) selected by the majority-in-interest of the Demanding Holders.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shares Lock-Up Period” shall have the meaning ascribed to such term in the Lock-Up Agreement.

“Shelf” shall mean a Form F-1 Shelf or Form F-3 Shelf.

“SPAC” shall have the meaning given in the Preamble.

“SPAC Sponsor” shall have the meaning given in the Recitals.

“Transfer” shall mean (i) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any security, (ii) deposit any security into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, or (iv) publicly announce any intention to effect any transaction specified in clauses (i) through (iii);

“Transfer Agent” shall have the meaning given in Section 3.6.

“Sponsor Parties” shall have the meaning given in the Preamble.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Notice” shall have the meaning given in subsection 2.1.5.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrant Agreement” shall mean that certain Warrant Agreement, dated as of October 4, 2022, by and between the SPAC and Continental Stock Transfer & Trust Company, as warrant agent, as assumed by the Company in connection with the Business Combination.

“Warrants” shall mean the warrants of the Company, each exercisable for one Company Class A Ordinary Share at an initial exercise price of $11.50 per share, which were assumed by the Company in the Business Combination and are governed by the terms of the Warrant Agreement.

“Warrants Lock-Up Period” shall have the meaning ascribed to such term in the Lock-Up Agreement.

ARTICLE II

REGISTRATIONS

2.1	Shelf Registration.

2.1.1 Filing. The Company shall (i) file a Registration Statement under the Securities Act within thirty (30) calendar days after the Closing Date (the “Filing Deadline”) to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 60th calendar day (or 120th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) Filing Deadline and (y) the 5th Business Day after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Deadline”); provided, that (1) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (2) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days on which the Commission remains closed. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form F-1 (a “Form F-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective and available (including to add Registrable Securities held by a Holder or to add as selling stockholders any Permitted Transferees) for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.2 Conversion to Form F-3. The Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf filed pursuant to subsection 2.1.1 to a shelf registration statement on Form F-3 (a “Form F-3 Shelf”) as promptly as practicable after the Company is eligible to use a Form F-3 Shelf and have the Form F-3 Shelf declared effective as promptly as practicable and to cause such Form F-3 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Subsequent Shelf. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its reasonable best efforts to, as promptly as practicable, cause such Shelf to again become effective under the Securities Act and shall use its reasonable best efforts to, as promptly as practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of the Shelf or file an additional Registration Statement as a shelf registration to register the resale of all Registrable Securities (a “Subsequent Shelf”). If a Subsequent Shelf is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf shall be on another appropriate form. The Company’s obligation under this subsection 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.4 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder at any time beginning 30 days prior to the expiration of the Warrants Lock-Up Period or Shares Lock-Up Period, as applicable, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by filing a Subsequent Shelf and cause the same to become effective as soon as practicable after such filing and such Subsequent Shelf shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered twice per calendar year for each of (i) the Sponsor Parties, on the one hand, and (ii) the Company Holders, on the other hand.

2.1.5 Underwritten Demands. At any time following the expiration of the Lock-Up Period, if applicable, and subject to Section 3.4, Holders of a majority-in-interest of the Registrable Securities (“Demanding Holders”) may demand that the Company effect an Underwritten Offering of all or a portion of their Registrable Securities, whether through to a Prospectus filed pursuant to an existing Shelf or Subsequent Shelf or a newly filed Registration Statement; provided that the Company shall only be obligated to effect an Underwritten Offering for such Demanding Holders if such Underwritten Offering shall (i) include Registrable Securities proposed to be sold by the Demanding Holders with gross offering proceeds reasonably expected to exceed, in the aggregate, $20 million the “Minimum Amount”). All such demands for an Underwritten Offering shall be made by giving written notice to the Company (the “Underwritten Demand Notice”). Each Underwritten Demand Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Underwritten Offering, as well as the intended method of distribution. The Company shall, within ten (10) days of the Company’s receipt of the Underwritten Demand Notice, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to such Demand Registration shall so notify the Company, in writing, within five (5) days after the receipt by such Holder of the notice from the Company and shall be deemed to be a “Demanding Holder” for all purposes of this Agreement. Subject to the provisions of subsection 2.3 and subsection 2.1.6, the Company shall include in such Underwritten Offering all Registrable Securities of such Demanding Holders described in the Underwritten Demand Notice. The Company shall, together with all participating Holders of Registrable Securities of the Company proposing (and permitted) to distribute their securities through such Underwritten Offering, enter into an underwriting agreement in customary form for such Underwritten Offering with the managing Underwriter or Underwriters selected by the original Demanding Holders (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Company shall not be obligated to effect more than an aggregate of two Underwritten Offerings.

2.1.6 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters, in good faith, advises the Company and the Demanding Holders, in writing that, in its opinion, the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all other Company Class A Ordinary Shares or other equity securities that the Company desires to sell for its own account and the Company Class A Ordinary Shares or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders pro rata based on the number of securities requested to be sold that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Company Class A Ordinary Shares or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Company Class A Ordinary Shares or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.7 Withdrawal. A majority in interest of the Demanding Holders initiating an Underwritten Offering shall have the right to withdraw its Registrable Securities included in an Underwritten Offering pursuant to subsection 2.1.5 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time up to one business (1) day prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering; provided, however, that upon withdrawal of an amount of Registrable Securities included by the Holders in such Underwritten Offering, in their capacity as Demanding Holders, resulting in the gross offering proceeds of such Underwritten Offering being reasonably expected to be less than the Minimum Amount, the Company shall cease all efforts to effect the Underwritten Offering; provided, further, that a Sponsor Party or a Company Holder may elect to have the Company continue an Underwritten Offering if the Minimum Amount would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by such Sponsor Party, Company Holder or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of subsection 2.1.5, unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, each Demanding Holder reimburses the Company for a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering); provided that, if an Demanding Holder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by such Sponsor Party or such Company Holder, as applicable, for purposes of subsection 2.1.5. Following the receipt of any withdrawal notice, the Company shall promptly forward such withdrawal notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this subsection 2.1.7, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the immediately preceding sentence.

2.2	Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to conduct a registered offering of, or to file a Registration Statement under the Securities Act with respect to, an offering of Company Class A Ordinary Shares (including equity securities exercisable or exchangeable for, or convertible into, Company Class A Ordinary Shares), for its own account or for the account of shareholders of the Company, other than a Registration Statement (or other registered offering with respect thereto) (a) filed in connection with any employee share option or other benefit plan, whether on Form S-8 or otherwise, (b) on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or any successor form, (c) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (d) for an offering of debt that is convertible into equity securities of the Company, (e) for a dividend reinvestment plan or similar plans, (f) filed pursuant to Section 2.1, (g) for a rights offering, (h) for an equity line of credit or an at-the-market offering of securities, or (i) for a Block Trade or Other Coordinated Offering, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable (but not less than ten (10) days prior to the anticipated filing by the Company with the Commission of any Registration Statement with respect thereto or, in the case of any offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering), which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), the proposed date of filing of such Registration Statement with the Commission and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, in each case to the extent then known, (B) describe such Holders’ rights under this Section 2.2 and (C) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”); provided, in the case of an “overnight” or “bought” offering, such requests must be made by the Holders within two (2) business days after delivery of any such notice by the Company; provided further that if the Company has been advised in writing by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing, or distribution of the Company Class A Ordinary Shares in an Underwritten Offering, then (1) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to such Holders or (2) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of subsection 2.2.2. Subject to the foregoing proviso and to subsection 2.2.2, the Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response notice described in the foregoing sentence to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company shareholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company or Company shareholder(s) for whose account the Registration Statement is to be filed. For purposes of this Section 2.2, the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of Registrable Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.2).

2.2.2 Reduction of Piggyback Registration. If a Piggyback Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Company Class A Ordinary Shares or other equity securities that the Company desires to sell, taken together with (a) the Company Class A Ordinary Shares or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to this Section 2.2 hereof, and (c) the Company Class A Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

2.2.2.1 if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration (a) first, the Company Class A Ordinary Shares or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the number of securities requested to be included, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), and (b), the Company Class A Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

2.2.2.2 if the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (a) first, the Company Class A Ordinary Shares or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the number of securities requested to be included, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Company Class A Ordinary Shares or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Company Class A Ordinary Shares or other equity securities of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities;

2.2.2.3 if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1, then the Company shall include in any such Registration or registered offering the securities in the priority set forth in subsection 2.1.6.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by subsection 2.1.7) shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration up to (a) in the case of a Piggyback Registration not involving an Underwritten Offering, one (1) day prior to the effective date of the applicable Registration Statement or (b), in the case of any Piggyback Registration involving an Underwritten Offering, one (1) business day prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. The Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to and including its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to this Section 2.2 hereof shall not be counted as a Registration pursuant to an Underwritten Offering effected under subsection 2.1.5.

2.3	Restrictions on Registration Rights. If (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (b) the Holders have demanded an Underwritten Offering and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good faith judgment of the Board a Registration pursuant to the terms of this Agreement would be seriously detrimental to the Company and the Board concludes as a result that it is essential to delay the filing of the applicable Registration Statement at such time, the Company shall have the right, upon giving prompt written notice of such action to the affected Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose.

2.4	Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if reasonably requested by the managing Underwriters, each Holder that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Company Ordinary Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any Company Ordinary Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.5	Block Trades; Other Coordinated Offerings.

2.5.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, at any time and from time to time following the expiration of the Lock-up Period, if applicable, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” or an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed $15 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.5.2 Prior to the filing of the applicable “red herring” Prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.5.2.

2.5.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.5.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.5.5 A Demanding Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.5 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.5 shall not be counted as a demand for an Underwritten Offering pursuant to subsection 2.1.5 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1	General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 except in connection with the Shelf, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders (provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”));

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company or otherwise and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

3.1.8 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event or the existence of any condition as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, and then to correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.4 hereof, at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include a Misstatement or such Prospectus, as supplemented or amended, shall comply with law;

3.1.9 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of any Registration Statement, and will cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.10 use its reasonable best efforts to obtain a “cold comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter;

3.1.11 in connection with an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, use commercially reasonable efforts to obtain for the underwriter(s) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters;

3.1.12 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.13 otherwise use its reasonable best efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), which requirement will be deemed satisfied if the Company timely files its annual report on Form 20-F as may be required to be filed under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.14 with respect to an Underwritten Offering, if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50 million, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.15 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders consistent with the terms of this Agreement in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2	Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs, stock transfer taxes and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3	Participation in Underwritten Offerings. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”). Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated pursuant to the terms of this Agreement unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales or distribution arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the Registration of other Registrable Securities to be included in such Registration.

3.4	Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company believes to be necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement on not more than three (3) occasions for not more than sixty (60) consecutive calendar days on each occasion or not more than one hundred and twenty (120) total calendar days, in each case, during twelve (12)-month period, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company. The Company shall promptly notify the Holders of the expiration of any period during which the Company exercised its rights under this Section 3.4. The Holders shall maintain the confidentiality of such notice and its contents.

3.5	Reporting Obligations of the Company. As long as any Holder shall own Registrable Securities, the Company shall at all times while it shall be a reporting company under the Exchange Act, file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR that are publicly available shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6	Restrictive Legend Removal. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to an effective Registration Statement with a current Prospectus or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by the Holder with the requirements of this Section 3.6, if requested by the Holder, the Company shall use commercially reasonable efforts to (i) cause the Company’s transfer agent (the “Transfer Agent”) to remove any legend from the book entry position evidencing its Registrable Securities and cause the Transfer Agent to issue a certificate without such legend to the holder of the Subscribed Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), and, (ii) if requested by the Transfer Agent, cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act; provided that the Company and the Transfer Agent shall have received such customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith including, but not limited to, customary representations that such Registrable Securities (x) have been sold or transferred pursuant to an effective Registration Statement with a current Prospectus, pursuant to the plan of distribution set forth in such Prospectus or (y) have been sold pursuant to Rule 144. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1	Indemnification.

4.1.1 The Company shall indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, actions or proceedings (whether commenced or threatened), damages, liabilities and out-of-pocket expenses (including reasonable and documented outside attorneys’ fees) (collectively, “Claims”), to which any such Holder or other Persons may become subject, insofar as such Claims arise out of or are based on (a) any untrue or alleged untrue statement of any material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances in which they were made) or (b) any violation or alleged violation by the Company of the Securities Act, any state securities laws, or any rule or regulation thereunder applicable to the Company and relating to an action taken or inaction required of the Company in connection with the offering of Registrable Securities; except insofar as the Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information or affidavit furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating pursuant to this Agreement, such Holder shall furnish (or cause to be furnished) to the Company an undertaking reasonably satisfactory to the Company, to indemnify the Company, its officers, directors, partners, managers, shareholders, members, employees and agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any Claims, to which any the Company or such other Persons may become subject, insofar as such Claims arise out of or are based on any untrue statement of any material fact contained in or incorporated by reference in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances in which they were made), but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in (or is not contained in, in the case of an omission) any information furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such Claim, permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification and contribution provided for under this Agreement (a) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and (b) are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

4.1.5 If the indemnification provided under this Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Claims, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations; provided, however, that the aggregate liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. In connection with any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed by the Company, the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1	Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Horizon Quantum Holdings Ltd., 29 Media Cir., #05-22, Singapore, 138565, Attention: Joe Fitzsimons, with a required copy to (which copy shall not constitute notice) to [●] and, if to any Holder, at such Holder’s address or email address as set forth on the signature pages hereto. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2	Assignment; No Third-Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the Lock-up Period with respect to the Registrable Securities owned by such Holder, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except to such Holder’s applicable Permitted Transferees.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and this Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form substantially similar to Exhibit A, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3	Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

5.4	Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

5.5	Governing Law; Venue; Waiver of Jury Trial. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal laws of the State of New York. Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought first, in the New York Supreme Court, Commercial Division, located in the Borough of Manhattan in the City of New York, in the State of New York or if such court declines jurisdiction, then in any court of the State of New York or the Federal District Court for the Southern District of New York, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 5.5. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6	Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the then outstanding number of Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of Harry You so long as Harry You and his Affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Company Class A Ordinary Shares and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the securities of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument.

5.7	Other Registration Rights. Other than [(i) as provided in any subscription agreement entered into by the Company and the investors party thereto in connection with a PIPE Investment] (ii) pursuant to the terms of the Warrant Agreement, and (iii) any subscription agreement entered into by the Company and the investors party thereto in connection with a Closing Offering (as defined in the Business Combination Agreement), the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties thereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8	Prior Agreement. The Sponsor Parties and the SPAC, as parties to the Prior Agreement, hereby agree that the Prior Agreement is terminated as of the Closing Date and is replaced in its entirety by this Agreement.

5.9	Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

5.10	Term. This Agreement shall terminate and be void and of no further force and effect on the earlier of (a) the fifth anniversary of the date of this Agreement and (b) with respect to any Holder, on the date on which such Holder ceases to hold Registrable Securities. The provisions of Article IV shall survive any termination.

5.11	Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.12	Further Assurances. From time to time, at another party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HORIZON QUANTUM HOLDINGS LTD.

By:
Name:
Title:

SPONSOR PARTIES:

DMY SQUARED SPONSOR, LLC

By:
Name:	Hary L. You
Title:	Managing Member

Address:

[●]

Address:

COMPANY HOLDERS:

[●]

Address:

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of [●], 2025 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Horizon Quantum Holdings Ltd., a Singapore public company limited by shares (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Company Class A Ordinary Shares and Warrants shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of
____________, 20__

HORIZON QUANTUM HOLDINGS LTD.

By:
Name:
Its:

A-1